EXHIBIT 10.1

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (this “Agreement”) is made between Graphite Corp., a Nevada corporation (the “Company”), and Stanley Smith (the “Selling Shareholder”) this 24th day of February 2014.

RECITALS

A.

The Selling Shareholder is the owner of 1,000,000 shares of common stock (the “Redemption Shares”), par value $.001 per share, of the Company.  The Redemption Shares are presently represented by Company stock certificate number FR103.

B.

The Company desires to redeem the Redemption Shares from the Selling Shareholder, and the Selling Shareholder desires to have the Redemption Shares redeemed by the Company, upon the terms and conditions set forth in this Agreement.

ACCORDINGLY, the parties agree as follows:

1.

Redemption Price; Transfer.  The Company shall redeem the Redemption Shares from the Selling Shareholder for the aggregate redemption price of $10.00 (the “Redemption Price”), which amount is hereby acknowledged as having been received in cash by from the Selling Shareholder to the Company.  Selling Shareholder hereby assigns, separate from certificate, all right, title and interest in and to the Redemption Shares to the Company.  Selling Shareholder further (i) appoints the Company and the Company’s transfer agent(s), present and future, as attorney-in-fact to transfer the Redemption Shares on the transfer records of the Company from the Selling Shareholder to the Company, (ii) authorizes the Company and the Company’s transfer agent(s), present and future, to cancel Company stock certificate number FR103 by virtue of the transfer of the Redemption Shares from the Selling Shareholder to the Company.

2.

Selling Shareholder’s Representations and Warranties.  The Selling Shareholder represents and warrants to the Company that the Selling Shareholder:

2.1.

Holds title to and otherwise owns the Redemption Shares free and clear of all liens, encumbrances and claims of other persons or entities whatsoever and subject to no options, warrants, contracts, agreements, arrangements or understandings of any kind;

2.2

Has full power and authority to transfer and deliver the Redemption Shares to the Company in accordance with the terms of this Agreement, and the consummation of the redemption transaction provided for in this Agreement shall not constitute the breach of any term or provision of, or constitute a default under, any agreement or other instrument to which the Selling Shareholder is a party;

2.2

Has been advised to consult with, and has consulted or chosen not to consult with, independent advisers with respect to the fairness of the Redemption Price and the other terms of this Agreement; and

2.3

The Redemption Shares are presently represented by Company stock certificate number FR103.

3.

Mutual Release.  As of the date of this Agreement, the Company and the Selling Shareholder shall release and forever discharge each other from all claims arising prior to the date of this Agreement related to the Redemption Shares.

4.

Successors and Assigns.  This Agreement shall be binding on and shall inure to the benefit of the parties to this Agreement and their respective spouses, successors, assignees, heirs and personal representatives.

5.

Legal Proceedings.  In the event any legal proceeding, including any arbitration, is commenced for the purpose of interpreting or enforcing any provision of this Agreement:

(i)

venue shall be in Seattle, Washington; and

(ii)

the prevailing party in the proceeding shall be entitled to recover (a) its attorneys’ fees in the proceeding and/or any related bankruptcy or appeal, in addition to its cost and disbursements, and (b) all other costs of the proceeding, including but no limited to the cost of experts, accountants and consultants and other costs and services reasonably related to the proceeding, from the non-prevailing party.

6.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect of the conflict of law principles thereof.

7.

Entire Agreement.  This Agreement supersedes any and all oral or written agreements previously made relating to the subject matter of this Agreement, and constitutes the entire agreement of the parties with respect to such subject matter.

8.

Amendment.  This Agreement may be modified or amended only in writing signed by both parties.

9.

Further Assurances.  Each party shall execute and deliver any and all additional documents and instruments and shall take all actions reasonably requested by the other party in order to carry out the intent of this Agreement.

10.

Counterparts.  This Agreement may be executed in counterparts and by facsimile or scanned e-mail attachment, each of which shall considered an original, but both of which together shall constitute the same document.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COMPANY:

GRAPHITE CORP.:

/s/ Brian Goss
By:	Name: Brian Goss
Title: President

NOTARY CERTIFICATION

STATE OF NEVADA

COUNTY OF ELKO

SUBSCRIBED, SWORN to and acknowledged before me by BRIAN GOSS, the Principal, on February 28, 2014.

[stamp]	/s/ [illegible]
Seal	Notary Public

SELLING SHAREHOLDER:

/s/ Stanley Smith
Name: Stanley Smith

NOTARY CERTIFICATION

STATE OF TENNESSEE

COUNTY OF SHELBY

SUBSCRIBED, SWORN to and acknowledged before me by STANLEY SMITH, the Principal, on 3/7/14.

[stamp]	/s/ [illegible]
Seal	Notary Public

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